                                                                     Exhibit 3.2

               NINTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION
                               TABLE OF CONTENTS

INTERPRETATION............................................................    1
SHARE CAPITAL: ISSUE OF SHARES............................................    4
COMMON SHARES.............................................................    5
PREFERRED SHARES..........................................................    5
ISSUE OF WARRANTS.........................................................    7
CERTIFICATES FOR SHARES...................................................    7
REGISTER OF MEMBERS.......................................................    7
TRANSFER OF SHARES........................................................    9
REDEMPTION AND REPURCHASE OF SHARES.......................................   10
VARIATION OF RIGHTS OF SHARES.............................................   11
COMMISSION ON SALE OF SHARES..............................................   12
NON-RECOGNITION OF TRUSTS.................................................   12
DISCLOSURE OF SHARE INTEREST..............................................   12
TRANSMISSION OF SHARES....................................................   12
AMENDMENT OF MEMORANDUM OF ASSOCIATION, CHANGE OF LOCATION OF REGISTERED
   OFFICE, AND ALTERATION OF CAPITAL......................................   14
CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE.........................   14
GENERAL MEETINGS..........................................................   15
NOTICE OF GENERAL MEETINGS................................................   16
PROCEEDINGS AT GENERAL MEETINGS...........................................   19
VOTES OF MEMBERS..........................................................   20
PROXIES...................................................................   21
CORPORATE MEMBERS.........................................................   21
SHARES THAT MAY NOT BE VOTED..............................................   22
DIRECTORS.................................................................   22
REMUNERATION OF DIRECTORS.................................................   22
NO MINIMUM SHAREHOLDING...................................................   23
DIRECTORS' INTERESTS......................................................   23
ALTERNATE DIRECTORS.......................................................   24
POWERS AND DUTIES OF DIRECTORS............................................   24
MINUTES...................................................................   25
DELEGATION OF DIRECTORS' POWERS...........................................   25
EXECUTIVE OFFICERS........................................................   26
PROCEEDINGS OF DIRECTORS..................................................   26
VACATION OF OFFICE OF DIRECTOR............................................   27
APPOINTMENT AND REMOVAL OF DIRECTORS......................................   28
PRESUMPTION OF ASSENT.....................................................   29
APPOINTMENT OR REMOVAL OF SECRETARY.......................................   29
SEAL......................................................................   29
DIVIDENDS, DISTRIBUTIONS AND RESERVE......................................   29
CAPITALISATION............................................................   31
BOOKS OF ACCOUNT..........................................................   31
AUDIT.....................................................................   32

NOTICES...................................................................   33
WINDING UP................................................................   34
INDEMNITY.................................................................   34
FINANCIAL YEAR............................................................   36
TRANSFER BY WAY OF CONTINUATION...........................................   36

                        THE COMPANIES LAW (2003 REVISION)

                            COMPANY LIMITED BY SHARES

               NINTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

                                       OF

              SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORPORATION

                                 INTERPRETATION

1. In these Articles Table A in the Schedule to the Statute does not apply and, unless there be something in the subject or context inconsistent therewith,

             "Articles"                   means these articles of association of
                                          the Company, as amended from time to
                                          time by Special Resolution.

             "Auditors"                   means the persons for the time being
                                          performing the duties of auditors of
                                          the Company.

             "Board"                      means the board of directors of the
                                          Company.

             "Common Shares"              has the meaning given in the
                                          Company's Memorandum of
                                          Association.

             "Company"                    means the above-named company.

             "Directors"                  means the directors for the
                                          time being of the Company.

             "dividend"                   includes interim dividends and bonus
                                          dividends.

             "Electronic Record"          has the same meaning as in
                                          the Electronic Transactions
                                          Law (2003 Revision).

             "Exchange"                   shall mean any securities
                                          exchange or other system on
                                          which the Shares of the
                                          Company may be listed or
                                          otherwise authorised for
                                          trading from time to time.

             "Exchange Rules"             means the relevant code,
                                          rules and regulations, as
                                          amended from time to time,
                                          applicable as a result of
                                          the original and continued
                                          listing of any Shares on any
                                          Exchange.

             "Hong Kong"                  means the Hong Kong Special
                                          Administrative Region of the
                                          People's Republic of China.

             "Independent Director"       shall mean a person
                                          recognised as such by
                                          applicable law, rules or
                                          regulations and the Exchange
                                          Rules.

             "Member"                     has the same meaning as in
                                          the Statute.

             "Memorandum"                 means the memorandum of
                                          association of the Company
                                          as amended from time to time
                                          by Special Resolution.

             "month"                      means calendar month.

             "Ordinary Resolution"        means a resolution passed by
                                          a simple majority of the
                                          Members as, being entitled
                                          to do so, vote in person or,
                                          where proxies are allowed,
                                          by proxy, or, in the case of
                                          corporations, by their duly
                                          authorized representatives,
                                          at a general meeting. In
                                          computing the majority when
                                          a poll is demanded regard
                                          shall be had to the number
                                          of votes to which each
                                          Member is entitled by the
                                          Articles.

             "paid-up"                    means paid-up and/or
                                          credited as paid-up.

             "Preferred Shares"           has the meaning given in the Company's
                                          Memorandum of Association.

             "recognised clearing         shall have the meaning
              house"                      ascribed thereto in Part I
                                          of Schedule I of the
                                          Securities and Futures
                                          Ordinance of Hong Kong (Cap.
                                          571 of the Laws of Hong
                                          Kong) and any amendments
                                          thereto or re-enactments
                                          thereof for the time being
                                          in force and includes every
                                          other law incorporated
                                          therewith or substituted
                                          therefor.

             "Register of Members"        means the register maintained in
                                          accordance with the Statute and
                                          includes (except where otherwise
                                          stated) any duplicate Register of
                                          Members.



             "registered office"          means the registered office
                                          for the time being of the
                                          Company.

             "Seal" means the common seal of the Company and includes every duplicate seal.

             "Secretary"                  includes an assistant
                                          secretary and any person
                                          appointed to perform the
                                          duties of secretary of the
                                          Company.

             "Share" and "Shares"         means a share or shares in
                                          the Company and includes a
                                          fraction of a share.

App 13 -     "Special Resolution"         means (i) a resolution
Part B r.1                                passed by at least
                                          three-fourths (3/4) of the
                                          Members as, being entitled
                                          to do so, vote in person or,
                                          where proxies are allowed,
                                          by proxy, or, in the case of
                                          corporations, by their duly
                                          authorized representatives,
                                          at a general meeting of
                                          which notice specifying the
                                          intention to propose the
                                          resolution as a Special
                                          Resolution has been duly
                                          given or (ii) a resolution
                                          approved in writing by all
                                          of the Members entitled to
                                          vote at a general meeting of
                                          the Company. In computing
                                          such three-fourths
                                          requirement when a poll is
                                          demanded regard shall be had
                                          to the number of votes to
                                          which each Member is
                                          entitled by the Articles.

             "Statute"                    means the Companies Law
                                          (2003 Revision) Cap. 22 of
                                          the Cayman Islands and any
                                          amendments thereto or
                                          re-enactments thereof for
                                          the time being in force and
                                          includes every other law
                                          incorporated therewith or
                                          substituted therefor.

             "written" and "in writing"   include all modes of representing or
                                          reproducing words in visible form.

          2.   In the Articles:

          2.1 words importing the singular number include the plural number and vice-versa;

          2.2  words importing the masculine gender include the feminine gender;

          2.3  words importing persons include corporations;

          2.4 "written" and "in writing" include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

          2.5 references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

          2.6 any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

          2.7 headings are inserted for reference only and shall be ignored in construing these Articles;

          2.8 references in these Articles to a document being "executed" include references to its being executed under hand or under seal or by any other method authorised by the Company;

          2.9 any words or expressions defined in the Statute and any other applicable law in force when these Articles or any part of these Articles are adopted will (if not inconsistent with the subject or context in which they appear) have the same meaning in these Articles or that part save the word "company" includes any body corporate;

          2.10 references to a meeting will not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person;

          2.11 where these Articles refer to months or years, these are all calendar months or years; and

          2.12 where these Articles give any power or authority to any person, this power or authority can be used on any number of occasions, unless the way in which the words are used does not allow this meaning.

                               FORM OF RESOLUTION

          3. Where anything can be done by passing an Ordinary Resolution, this can also be done by passing a Special Resolution.

          4. Subject to applicable law, rules or regulations and the Exchange Rules, a written resolution signed by or on behalf of each Member who would have been entitled to vote on it at a general meeting will be as effective as a resolution passed at a general meeting which is properly called and held. The resolution may be passed using several copies of a document if each document is signed by one or more Members. These copies can be fax copies.

                         SHARE CAPITAL: ISSUE OF SHARES

App 3     5.   The authorised share capital of the Company at the date of the
r.9            adoption of these Articles is US$22,000,000.00 divided into
               50,000,000,000 Common Shares of a nominal or par value of US$0.0004 each and 5,000,000,000 Preferred Shares of a nominal or par value of US$0.0004 each.

          6. Subject to the provisions, if any, in the Memorandum and these Articles and to any direction that may be given by the Company in a general meeting and without prejudice to any rights attached to any existing Shares, the Board may allot, issue, grant options, rights or warrants over or otherwise dispose of any Shares (including fractions of any Share) with or without preferred, deferred, qualified or other rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise, and to such persons at such times and on such other terms as they think proper. Notwithstanding and without prejudice to the generality of the foregoing, the Board is expressly authorised and empowered to implement or effect at its sole discretion the issuance of a preferred share purchase right to be issued on a pro rata basis to each holder of a Common Share with such terms and for such purposes, including the influencing of takeovers, as may be described in a rights agreement between the Company and a rights agent.

          7. Upon approval of the Board, such number of Common Shares, or other shares or securities of the Company, as may be required for such purposes shall be reserved for issuance in connection with an option, right, warrant or other security of the Company or any other person that is exercisable for, convertible into, exchangeable for or otherwise issuable in respect of such Common Shares or other shares or securities of the Company.

App 3     8.   All Shares shall be issued fully paid as to their nominal value
r.1(2)         and any premium determined by the Board at the time of issue and
and            shall be non-assessable. Any amount paid in advance of calls on
r.3(1)         any Share may carry interest but shall not entitle the holder of the Share to participate in respect thereof in a dividend subsequently declared. The Company shall have no lien over fully paid Shares.

          9.   The Company shall not issue Shares to bearer.

                                  COMMON SHARES

App 3     10.  The holders of the Common Shares shall be:
r.9
          10.1 entitled to dividends in accordance with the relevant provisions of these Articles;

          10.2 entitled to and are subject to the provisions in relation to winding up of the Company provided for in these Articles;

          10.3 entitled to attend general meetings of the Company and shall be entitled to one vote for each Common Share registered in his name in the Register of Members, both in accordance with the relevant provisions of these Articles.

          11. All Common Shares shall rank pari passu with each other in all respects.

                                PREFERRED SHARES

App 3     12.  Preferred Shares may be issued from time to time in one or more
r.6(1),        series, each of such series to have such voting powers (full or
r.9,           limited or without voting powers; provided that the designation
r.10(1)        of such Shares shall include words indicating the voting powers
and (2)        attached thereto (including the words "restricted voting" or
               "limited voting" where the Preferred Shares have voting rights which are not the most favourable)), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed, or in any resolution or resolutions providing for the issue of such series adopted by the Board as hereinafter provided.

App 3     13.  Authority is hereby granted to the Board, subject to the
r.9            provisions of the Memorandum, these Articles and applicable law, to create one or more series of Preferred Shares and, with respect to each such series, to fix by resolution or resolutions, without any further vote or action by the Members of the Company providing for the issue of such series:

          13.1 the number of Preferred Shares to constitute such series and the distinctive designation thereof;

          13.2 the dividend rate on the Preferred Shares of such series, the dividend payment dates, the periods in respect of which dividends are payable ("Dividend Periods"), whether such dividends shall be preferred over Common Shares and whether they shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

          13.3 whether the Preferred Shares of such series shall be convertible into, or exchangeable for, Shares of any other class or classes or any other series of the same or any other class or classes of Shares of the Company and the conversion price or prices or rate or rates, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

          13.4 the preferences, if any, and the amounts thereof, which the Preferred Shares of such series shall be entitled to receive upon the winding up of the Company;

          13.5 the voting power, if any, of the Preferred Shares of such series;

          13.6 transfer restrictions and rights of first refusal with respect to the Preferred Shares of such series; and

          13.7 such other terms, conditions, special rights and provisions as may seem advisable to the Board. Notwithstanding the fixing of the number of Preferred Shares constituting a particular series upon the issuance thereof, the Board at any time thereafter may authorise the issuance of additional Preferred Shares of the same series subject always to the Statute and the Memorandum.

App 3     14.  No dividend shall be declared and set apart for payment on any
r.9            series of Preferred Shares in respect of any Dividend Period unless there shall likewise be or have been paid, or declared and set apart for payment, on all Preferred Shares of each other series entitled to cumulative dividends at the time outstanding which rank senior or equally as to dividends with the series in question, dividends ratably in accordance with the sums which would be payable on the said Preferred Shares through the end of the last preceding Dividend Period if all dividends were declared and paid in full.

App 3     15.  If, upon the winding up of the Company, the assets of the Company
r.9            distributable among the holders of any one or more series of
               Preferred Shares which (i) are entitled to a preference over the holders of the Common Shares upon such winding up, and (ii) rank equally in connection with any such distribution, shall be insufficient to pay in full the preferential amount to which the holders of such Preferred Shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preferred Shares ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

                                ISSUE OF WARRANTS

App 3     16.  The Board may issue warrants to subscribe for any class of Shares
r.2(2)         or other securities of the Company on such terms as it may from time to time determine. No warrants shall be issued to bearer.

                             CERTIFICATES FOR SHARES

App 3     17.  Every person whose name is entered as a Member in the Register of
r.1(1)         Members shall be entitled without payment to receive, within twenty (20) days, after allotment or lodgment of transfer (or within such other period as the conditions of issue shall provide), one certificate for all his Shares of each class or, upon payment of such reasonable fee as the Board shall prescribe, such number of certificates for Shares held as that person may request, provided that in respect of a Share or Shares held jointly by several persons the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders. The fee or fees shall not exceed the maximum fees prescribed by applicable law, rules or regulations or the Exchange Rules.

App 3     18.  Every share certificate shall specify the number of Shares in
r.2(1)         respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as shall be determined by the Board.
               Every certificate shall be issued under the Seal of the Company, which shall only be affixed with the authority of the Board. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. The name and address of the person to whom the Shares represented thereby are issued, with the number of Shares and date of issue, shall be entered in the Register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of Shares shall have been surrendered and cancelled. The Board may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process.

App 3     19.  If a share certificate is defaced, worn out, lost or destroyed,
r.1(1)         it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Board may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate. The fee or fees shall not exceed the maximum fees prescribed by applicable law, rules or regulations or the Exchange Rules.

                               REGISTER OF MEMBERS

App 3     20.  The Company shall maintain or caused to be maintained a Register
r.1(1)         of its Members in accordance with the Statute and any applicable
               Exchange Rules.

          21. If the Board considers it necessary or appropriate, the Company may establish and maintain a duplicate Register or Registers of Members at such location or locations within or outside the Cayman Islands as the Board thinks fit. The original Register of

               Members shall be treated as the Register of Members for the purposes of these Articles and the Statute.

App 13 -  22.  Except when a Register of Members is closed and, if applicable,
Part B         subject to the additional provisions of Article 24 below, the
r.3(2)         principal Register of Members and any duplicate Register shall during business hours be kept open to the inspection of any Member without charge. The reference to business hours in the preceding sentence is subject to such reasonable restrictions as the Company in general business may impose, but so that not less than two hours in each business day is to be allowed for inspections.

App 13 -  23.  The Register of Members may, on fourteen (14) days' notice being
Part B         given in accordance with applicable law, rules or regulations and
r.3(2)         the Exchange Rules, be closed at such times and for such periods as the Board may from time to time determine, either generally or in respect of any class of Shares, provided that the Register of Members shall not be closed for more than thirty (30) days in any year (or such longer period as the Members may by Ordinary
               Resolution determine provided that such period shall not be extended beyond sixty (60) days in any year). The Company shall, on demand, furnish any person seeking to inspect the Register of Members or part thereof which is closed by virtue of this Article with a certificate under the hand of the Secretary stating the period for which, and by whose authority, it is closed.

App 13 -  24.  Any Register of Members held in Hong Kong shall during normal
Part B         business hours (subject to such reasonable restrictions as the
r.3(2)         Board may impose) be open to inspection by a Member without charge and any other person on payment of such fee not exceeding
               HK$1.00 (or such higher amount as may from time to time be permitted under the Exchange Rules) as the Board may determine for each inspection. Any Member may require a copy of the Register of Members, or any part thereof, on payment of HK$0.25
               (or such higher amount as may from time to time be permitted under the Exchange Rules), or such lesser sum as the Company may prescribe, for every 100 words or fractional part thereof required to be copied. The Company shall cause any copy so required by any person to be sent to that person within a period of ten days commencing on the date next after the day on which the request is received by the Company.

          25. The Company, or any agent(s) appointed by it to maintain the duplicate Register of Members in accordance with these Articles, shall as soon as practicable and on a regular basis record or procure the recording in the original Register of Members all transfers of Shares effected on any duplicate Register of Members and shall at all times maintain the original Register of Members in such manner as to show at all times the Members for the time being and the Shares respectively held by them, in all respects in accordance with the Statute.

          26. The Company shall not be bound to register more than four persons as joint holders of any Share. If any Share shall stand in the names of two or more persons, the person first named in the Register of Members shall be deemed the sole holder thereof as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company.

                               TRANSFER OF SHARES

App 3     27.  Unless the Articles say otherwise, any Member may transfer one or
r.1(2)         all of his Shares to another person free from restriction or lien. All transfers of Shares may be effected by an instrument of transfer in the usual common form or in such other form as the Board may approve. All instruments of transfer must be left at the registered office of the Company or at such other place as the Board may appoint and all such instruments of transfer shall be retained by the Company.

          28. The instrument of transfer shall be executed by or on behalf of the transferor and by or on behalf of the transferee, provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. The instrument of transfer of any Share shall be in writing and shall be executed with a manual signature or facsimile signature (which may be machine imprinted or otherwise) by or on behalf of the transferor and transferee, provided that in the case of execution by facsimile signature such facsimile signature shall be reasonably satisfactory to the Board. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members in respect thereof.

          29. The Board may, in its absolute discretion, and without assigning any reason, refuse to register a transfer of any Share which is not fully paid up or upon which the Company has a lien.

          30. The Board may also decline to register any transfer of any Share unless:

          30.1 the instrument of transfer is lodged with the Company accompanied by the certificate for the Shares to which it relates (which shall upon registration of the transfer be cancelled) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

          30.2 the instrument of transfer is in respect of only one class of Shares;

          30.3 the instrument of transfer is properly stamped (in circumstances where stamping is required);

App 3     30.4 in the case of a transfer to joint holders, the number of joint
r.1(3) holders to which the Share is to be transferred does not exceed four;

          30.5 the Shares concerned are free of any lien in favour of the Company; and

App 3     30.6 a fee of such maximum amount as any Exchange may from time to
r.1(1) time determine to be payable (or such lesser sum as the Board may from time to time require) is paid to the Company in respect thereof.

          31. If the Board shall refuse to register a transfer of any Share, it shall, within two months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

          32. The Company shall not be obligated to make any transfer to an infant or to a person in respect of whom an order has been made by a competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs or under other legal disability.

          33. Upon every transfer of Shares the certificate held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate shall be issued without charge to the transferee in respect of the Shares transferred to him, and if any of the Shares included in the certificate so given up shall be retained by the transferor, a new certificate in respect thereof shall be issued to him without charge. The Company shall also retain the instrument(s) of transfer.

          34. The registration of any transfers may, on fourteen (14) days' notice being given in accordance with applicable law, rules or regulations and the Exchange Rules, be suspended and the Register closed at such times and for such periods as the Board may from time to time determine, provided always that such registration shall not be suspended or the Register closed for more than thirty (30) days in any year (or such longer period as the Members may by Ordinary Resolution determine provided that such period shall not be extended beyond sixty (60) days in any year).

                       REDEMPTION AND REPURCHASE OF SHARES

          35. Subject to the provisions of the Statute, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of Common Shares shall be effected in such manner as the Company may, by Special Resolution, determine before the issue of the Common Shares and the redemption of Preferred Shares shall be effected in such manner as the Board may, by resolution, determine before the issue of the Preferred Shares (this authorisation is in accordance with Section 37(1) of the Statute or any modification or re-enactment thereof for the time being in force).

          36. Subject to the provisions of the Statute, the Company may purchase its own Shares (including any redeemable Shares), provided that the Members shall have approved the manner of purchase by Ordinary Resolution or that the manner of purchase is in accordance with the following Articles (and this authorisation is in accordance with Section 37(2) of the Statute or any modification or re-enactment thereof for the time being in force) and such repurchase is in accordance with applicable law, rules or regulations and the Exchange Rules.

          37. The Company is authorised to purchase any Common Share listed on any Exchange in accordance with the following manner of purchase:
               The maximum number of Common Shares that may be repurchased shall be equal to the number of issued and outstanding Common Shares less one Common Share; at such time, at such price and on such other terms as determined and agreed by the Board in their sole discretion, provided, however, that (i) such repurchase transactions shall be in accordance with applicable law, rules or regulations and the Exchange Rules; and (ii) at the time of the repurchase the Company is able to pay its debts as they fall due in the ordinary course of its business.

          38. The Company is authorised to purchase any Common Share not listed on an Exchange in accordance with the following manner of purchase: The Company shall serve a repurchase notice in a form approved by the Board on the Member from whom the Common Shares are to be repurchased at least two (2) days prior to the date specified in the notice as being the repurchase date; the price for the Common Shares being repurchased shall be such price agreed between the Board and the applicable Member; the date of repurchase shall be the date specified in the repurchase notice; and the repurchase shall be on such other terms as specified in the repurchase notice as determined and agreed by the Board and the applicable Member in their sole discretion.

App 3     39.  Where the Company purchases for redemption a redeemable Share,
r.8(1)         purchases not made through the market or by tender shall be
and            limited to a maximum price, and if purchases are by tender,
(2)            tenders shall be available to all Members alike.

          40. The purchase of any Share shall not oblige the Company to purchase any other Share other than as may be required pursuant to applicable law, rules or regulations or the Exchange Rules and any other contractual obligations of the Company.

          41. The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

          42. The holder of the Shares being purchased shall be bound to deliver up to the Company at its registered office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

                          VARIATION OF RIGHTS OF SHARES

App 3     43.  If at any time the share capital of the Company is divided into
r.6(2)         different classes of Shares, the rights attached to any class
and            (unless otherwise provided by the terms of issue of the Shares of
App 13 -       that class) may be varied with the consent in writing of the
Part B         holders of three-fourths of the issued Shares of that class, or
r.2(1)         with the sanction of a Special Resolution passed at a separate general meeting of the holders of the Shares of that class.

App 13 -  44.  The provisions of these Articles relating to general meetings
Part B         shall apply to every such separate general meeting of the holders
r.2(1)         of one class of Shares (so that references to Shares shall be deemed to be references to such class of Shares) except that the following provisions shall apply:

App 3     44.1 a quorum will be present if at least two holders of Shares who
r.6(2) own at least one-third in nominal value of the issued Shares of the class are present in person or by proxy; and

          44.2 at an adjourned meeting, one person who holds Shares of the class, or his proxy, will be a quorum.

               The provisions of this Article will apply to any change or abrogation of rights of Shares forming part of a separate class. Each part of the class which is being treated differently is treated as a separate class in operating this Article.

          45. The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith. The rights of holders of Common Shares shall not be deemed to be varied by the creation or issue of Shares with preferred or other rights which may be effected by the Board as provided in these Articles without any vote or consent of the holders of Common Shares.

                          COMMISSION ON SALE OF SHARES

          46. The Company may in so far as the Statute from time to time permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also on any issue of Shares pay such brokerage as may be lawful.

                            NON-RECOGNITION OF TRUSTS

          47. The Company shall not be obligated to recognise any person as holding any Share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any Share, or any interest in any fractional part of a Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder.

                          DISCLOSURE OF SHARE INTEREST

App 3     48.  No power shall be taken to freeze or otherwise impair any of the
r.12           rights attaching to any Shares by reason only that the person or persons who are interested directly or indirectly therein have failed to disclose their interest to the Company.

                             TRANSMISSION OF SHARES

          49. In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the Shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any Shares which had been held by him solely or jointly with other persons.

          50. Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Board and subject as hereinafter provided, elect either to be registered himself as holder of the Share or to make such transfer of the Share to such other person nominated by him and to have such person registered as the transferee thereof, but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the Share by that Member before his death or bankruptcy as the case may be.

          51. If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

          52. A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the Share, except that he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, provided, however, that the Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the Share and if the notice is not complied with within ninety (90) days, the Board may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

App 3     53.  The Company shall be entitled to sell any Shares of a Member or
r.13(2)        the Shares to which a person is entitled by virtue of
(a)            transmission on death or bankruptcy or operation of law if and
and (b)        provided that:

          53.1 All cheques or warrants, not being less than three (3) in number, for any sums payable in cash to the holder of such Shares have remained uncashed for a period of twelve (12) years;

          53.2 The Company has not during that time or before the expiry of the three-month period referred to in Article 53.4 below received any indication of the whereabouts or existence of the Member or person entitled to such shares by death, bankruptcy or operation of law;

          53.3 During the 12-year period, at least three (3) dividends in respect of the Shares in question have become payable and no dividend during that period has been claimed by the Member; and

          53.4 Upon expiry of the 12-year period, the Company has caused notice to be given in accordance with applicable law, rules or regulations and the Exchange Rules, of its intention to sell such Shares, and a period of three (3) months has elapsed since such notice and the relevant Exchange has been notified of such intention.

          54. The net proceeds of any such sale pursuant to Article 53 above shall belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Member for an amount equal to such net proceeds.

          55. To give effect to any sale contemplated pursuant to Article 53 above, the Company may appoint any person to execute as transferor an instrument of transfer of the said Shares and such other documents as are necessary to effect the transfer, and such documents shall be as effective as if they had been executed by the registered holder of or person entitled by transmission to such Shares, and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Member or other person previously entitled as aforesaid for an amount equal to such net proceeds and shall enter the name of such former Member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than Shares or other securities in or of the Company or its holding company if any) or as the Board may from time to time determine.

                     AMENDMENT OF MEMORANDUM OF ASSOCIATION,
                  CHANGE OF LOCATION OF REGISTERED OFFICE, AND
                              ALTERATION OF CAPITAL

          56.  The Company may by Ordinary Resolution:

               56.1.1 increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

               56.1.2 consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

               56.1.3 by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

               56.1.4 cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

App 13 -  56.2 Subject to the provisions of the Statute, the Company may by
Part B         Special Resolution change its name, alter or add to the
r.1            Memorandum with respect to any objects, powers or other matters specified therein or alter or add to these Articles.

          56.3 Subject to the provisions of the Statute, the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

          56.4 Subject to the provisions of the Statute, the Company may by resolution of the Board change the location of its registered office.

                CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

          57. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Board may provide that the Register of Members shall be closed for transfers for a stated period in accordance with
               Article 23 above. If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such Register of Members shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

          58. In lieu of, or apart from, closing the Register of Members, the Board may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members or any adjournment thereof, and for the purpose of determining the Members entitled to receive payment of any dividend. Such record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of the Members entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

          59. If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

                                GENERAL MEETINGS

App 13 -  60.  The Company shall, if required by the Statute, other applicable
Part B         law, rules or regulations or the Exchange Rules, hold a general
r.3(3)         meeting as its annual general meeting each year, and shall
and            specify the meeting as such in the notices calling it. The annual
r.4(2)         general meeting shall be held at such time and place as the Board shall appoint, provided that the period between the date of one annual general meeting of the Company and that of the next shall not be longer than such period as applicable law, rules or regulations or the Exchange Rules permit. At these meetings the report of the Board (if any) shall be presented.

          61. The Board or the Chairman of the Board may whenever they or he think fit proceed to convene a general meeting of the Company. The ability of Members to call any general meeting of the Company is specifically denied. General meetings of the Company may be held at such place, either within or without the Cayman Islands, as determined by the Board. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as follows:

          61.1 if authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, Members and proxies entitled to attend and vote but not physically present at a meeting of Members may, by means of remote communication:

               61.1.1 participate in a meeting of Members; and

               61.1.2 be deemed present in person and vote at a meeting of
                      Members whether such meeting is to be held at a designated place or solely by means of remote communication.

          61.2 if authorised by the Board, any vote taken by written ballot may be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Member or proxy.

                           NOTICE OF GENERAL MEETINGS

App 13 -  62.  At least twenty-one (21) days' notice (but not more than sixty
Part B         (60) days' notice) shall be given of any annual general meeting
r.3(1)         and any extraordinary general meeting calling for the passing of a special resolution, and at least fourteen (14) days' notice
               (but not more than sixty (60) days' notice) shall be given of any other extraordinary general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify such details as are required by applicable law, rules or regulations and the Exchange Rules.

          63. A general meeting of the Company shall, whether or not the notice specified in Article 62 has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if applicable law, rules or regulations and the Exchange Rules so permit and it is so agreed:

          63.1 in the case of a general meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat or their proxies; and

          63.2 in the case of any other general meeting, by such number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than three-fourths (3/4) of the Shares in issue that carry a right to vote or their proxies.

          64. The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a special resolution shall specify the intention to propose the resolution as a special resolution. Notice of every general meeting shall be given to all Members other than such as, under the provisions hereof or the terms of issue of the Shares they hold, are not entitled to receive such notice from the Company.

          65. There shall appear with reasonable prominence in every notice of general meetings of the Company a statement that a Member entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of him and that a proxy need not be a Member of the Company.

          66. The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

          67. In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting.

          68. No business may be transacted at any general meeting, other than business that is either (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (B) otherwise properly brought before an annual general meeting by or at the direction of the Board (or any duly authorized committee thereof) or (C) otherwise properly brought before an annual general meeting by any Member of the Company who (i) is a Member of record on both (x) the date of the giving of the notice by such Member provided for in this Article 68 and (y) the record date for the determination of Members entitled to vote at such annual general meeting and (ii) complies with the notice procedures set forth in this Article 68.

          68.1 In addition to any other applicable requirements, for business to be properly brought before an annual general meeting by a Member, such Member must have given timely notice thereof in proper written form to the Secretary of the Company.

          68.2 For all matters other than for the nomination for election of a Director to be made by a Member of the Company, to be timely, such Member's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than sixty
               (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual general meeting; provided, however, that in the event that the date of the annual general meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the Member to be timely must be delivered not earlier than the ninetieth (90th) day prior to such annual general meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual general meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

          68.3 To be in proper written form, a Member's notice to the Secretary must set forth as to each matter such Member proposes to bring before the annual general meeting (1) a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the annual general meeting, (2) the name and record address of such Member,
               (3) the class or series and number of Shares of the Company which are owned beneficially or of record by such Member, (4) a description of all arrangements or understandings between such Member and any other person or persons (including their names) in connection with the proposal of such business by such Member and any material interest of such Member in such business and (5) a representation that such Member intends to appear in person or by proxy at the annual general meeting to bring such business before the meeting.

          68.4 No business shall be conducted at the annual general meeting except business brought before the annual general meeting in accordance with the procedures set forth in this Article 68, provided, however, that, once business has been properly brought before the annual general meeting in accordance with such procedures, nothing in this Article 68 shall be deemed to preclude discussion by any Member of any such business. If the Chairman of an annual general meeting determines that business was not properly brought before the annual general meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

          68.5 In addition to any other applicable requirements, for a nomination for election of a Director to be made by a Member of the Company, such Member must (A) be a Member of record on both
               (x) the date of the giving of the notice by such Member provided for in this Article 68 and (y) the record date for the determination of Members entitled to vote at such annual general meeting and (B) have given timely notice thereof in proper written form to the Secretary of the Corporation. If a Member is entitled to vote only for a specific class or category of directors at a meeting of the Members, such Member's right to nominate one or more persons for election as a director at the meeting shall be limited to such class or category of directors.

App 3     68.6 To be timely for purposes of Article 68.5 in connection with the
r.4(4)         annual general meeting, a Member's notice shall be delivered to
and            the Secretary at the principal executive offices of the Company
(5)            not less than seven (7) days prior to the date of such annual general meeting. In the event the Company calls an extraordinary general meeting for the purpose of electing one or more directors to the Board, any Member entitled to vote for the election of such director(s) at such meeting and satisfying the requirements specified above may nominate a person or persons (as the case may be) for election to such position(s) as are specified in the Company's notice of such meeting, but only if the Member notice required hereof shall be delivered to the Secretary at the principal executive office of the Company not less than seven (7) days prior to the date of such extraordinary general meeting.

          68.7 To be in proper written form for purposes of Article 68.5, a Member's notice to the Secretary must be set forth (A) as to each person whom the Member proposes to nominate for election as a director (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of Shares of the Company, if any, which are owned beneficially or of record by the person and (4) any other information relating to the person that would be required to be disclosed pursuant to any Exchange Rules; and (B) as to the Member giving notice (1) the name and record address of such Member, (2) the class or series and number of Shares of the Company which are owned beneficially or of record by such Member, (3) a description of all arrangements or understandings between such Member and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Member, (4) a representation that such Member intends to appear in person or by proxy at the annual meeting to nominate the person(s) named in its notice and (5) any other information relating to such Member that would be required to be disclosed pursuant to any Exchange Rules. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

          68.8 No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in the Articles under this heading of "NOTICE OF GENERAL MEETINGS". If the Chairman of an annual general meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. This Article 68 shall not apply to any nomination of a director in an election in which only the holders of one or more series of Preferred Shares of the Company are entitled to vote (unless otherwise provided in the terms of such series of Preferred Shares).

                         PROCEEDINGS AT GENERAL MEETINGS

          69. No business shall be transacted at any general meeting unless a quorum is present. One or more Members present in person or by proxy holding not less than thirty-three percent (33%) of the issued and outstanding Shares of the Company entitled to vote at the meeting in question shall be a quorum.

          70. If within one hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Board may determine.

          71. The Chairman, if any, of the Board shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within one hour after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting or if all of the Directors present decline to take the chair, then the Members present shall choose one of their own number to be Chairman of the meeting.

          72. If at any general meeting no Director is willing to act as Chairman or if no Director is present within one hour after the time appointed for holding the meeting, the Members present shall choose one of their number to be Chairman of the meeting.

          73. The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

App 13 -  74.  At any general meeting a resolution put to the vote of the
Part B         meeting may be decided on a poll. A poll may be demanded by (i)
r.2(3)         the Chairman of the meeting, (ii) at least five Members present or (iii) Members holding one-tenth (1/10) of the voting rights of the total voting rights of all Members having the right to attend and vote at the Meeting. A demand for a poll may be withdrawn if the Chairman of the meeting agrees to this.

          75. A poll shall be taken in such manner and at such time and place, not being more than thirty (30) days from the date of the meeting or adjourned meeting at which the vote was taken, as the Chairman directs. No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded. Any other business other than that upon which a poll is to be taken or is contingent thereon may be proceeded with pending the taking of the poll. For the avoidance of doubt, all Members, whether or not present in person or by proxy at the meeting at which the poll is called, may participate in the poll, where the poll takes place after the meeting.

          76. In the case of an equality of votes, the Chairman of the general meeting at which the poll is taken shall not be entitled to a second or casting vote.

                                VOTES OF MEMBERS

          77. Subject to any rights or restrictions for the time being attached to any class or classes of Shares, every Member of record present in person or by proxy shall have one vote for each Share registered in his name in the Register of Members. The ability of the Members to engage in cumulative voting is hereby specifically denied.

          78. In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

          79. A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

          80. No Member shall be entitled to vote at any general meeting unless he is registered as a Member of the Company on the record date for such meeting.

          81. No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

          82. Votes may be given either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting and may appoint one proxy to vote both in favour of and against the same resolution in such proportion as specified in the instrument appointing the proxy. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands.

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                                     PROXIES

          83. The rules and procedures relating to the form of a proxy, the depositing or filing of proxies and voting pursuant to a proxy and any other matter incidental thereto shall be approved by the Board, subject to such rules and procedures as required by applicable law, rules or regulations or the Exchange Rules and as provided in the following Articles under this heading of "PROXIES".

App 3     84.  The instrument appointing a proxy shall be in writing and shall
r.11(2)        be executed under the hand of the appointor or of his attorney
and            duly authorised in writing, or, if the appointor is a corporation
App 13 -       under the hand of an officer or attorney duly authorised in that
Part B         behalf; provided, however, that a Member may also authorise the
r.2(2)         casting of a vote by proxy pursuant to telephonic or
               electronically transmitted instructions (including, without limitation, instructions transmitted over the internet) obtained pursuant to procedures approved by the Board which are reasonably designed to verify that such instructions have been authorised by such Member. A proxy need not be a Member of the Company.

App 3     85.  The instrument appointing a proxy may be in any usual or common
r.11(1)        form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked; provided that it shall enable a Member, according to his intention, to instruct his proxy to vote in favour of or against (or in default of instructions or in the event of conflicting instructions, to exercise his discretion in respect of) each resolution to be proposed at the meeting to which the form of proxy relates. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll. Further, each form of proxy shall be deemed to include the power to vote on an adjournment or any other procedural matter put to a resolution at the meeting.

                                CORPORATE MEMBERS

App 13 -  86.  Any corporation or other non-natural person which is a Member may
Part B         in accordance with its constitutional documents, or in the
r.2(2)         absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

App 13 -  87.  If a recognised clearing house (or its nominee) is a Member of
Part B         the Company it may, by resolution of its directors or other
r.6            governing body or by power of attorney, authorise such person or persons as it thinks fit to act as its proxy(ies) or representative(s) at any general meeting of the Company or at any general meeting of any class of Members of the Company; provided that, if more than one person is so authorised, the proxy form or authorisation shall specify the number and class of Shares in respect of which each such person is so authorised. A person so authorised pursuant to this provision shall be entitled to exercise the same rights and powers on behalf of the recognised clearing house (or its nominee) which he represents as that recognised clearing house (or its nominee) could exercise as if such person were an individual Member of the Company holding the number and class of Shares specified in such proxy form or authorisation, including the right to vote individually on a show of hands, notwithstanding any contrary provision contained in these Articles.

                          SHARES THAT MAY NOT BE VOTED

          88. Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

                                    DIRECTORS

          89. The number of Directors shall be nine (9) or such other number as shall be fixed from time to time by the Board; provided, however, that so long as Shares of the Company are listed on any Exchange, the Board shall include such number of Independent Directors as applicable law, rules or regulations or the Exchange Rules require.

          90. Subject to the rights of the holders of any series of Preferred Shares to elect additional Directors under specified circumstances, the Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. At the first annual general meeting of Members following the initial meeting after the adoption of these Articles, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three years. At the second annual general meeting of Members following the initial meeting, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three years. At the third annual general meeting of Members following the initial meeting, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three years. At each succeeding annual general meeting of Members, Directors shall be elected for a full term of three years to succeed the Directors of the class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this Article 90, each Director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

                            REMUNERATION OF DIRECTORS

          91. The remuneration to be paid to the Directors shall be such remuneration as the Board shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Board, or any committee of the Board, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Board from time to time, or a combination partly of one such method and partly the other.

          92. The Board may by resolution approve additional remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director.

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

               Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

App 13 -  93.  Payment to any Director or past Director of any sum by way of
Part B         compensation for loss of office or as consideration for or in
r.5(4)         connection with his retirement from office (not being a payment to which the Director is contractually entitled) must first be approved by the Company in general meeting.

                             NO MINIMUM SHAREHOLDING

          94. No shareholding qualification is required to be held by a Director.

                              DIRECTORS' INTERESTS

          95. A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine.

          96. A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

          97. A Director or alternate Director of the Company may be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of such other company.

App 3     98.  Any contract or transaction between the Company or any of its
r.4(1)         subsidiaries and one or more of the Company's Directors, officers
App 13 -       or Members (or the affiliates of any Member), or between the
Part B         Company or any of its subsidiaries and any other corporation,
r.5(2)         partnership, limited liability company, joint venture, trust,
(3) and        association or other organization or other entity in which one or
(4)            more of the Company's Directors, officers or Members (or the affiliates of any Member) serve as directors, officers, trustees or in a similar capacity or have a financial interest, shall be approved in accordance with applicable law, rules or regulations and the Exchange Rules. The making of any loans to any of the Company's Directors and their associates (as defined under the Exchange Rules) shall be subject to the requirements of Hong Kong law and any other applicable law, rules or regulations and the Exchange Rules. For purposes of the preceding two sentences, if any such contract, transaction or loan is to be approved by the Board, the quorum necessary for the Board to vote on such contract, transaction or loan shall be a majority of the disinterested Directors in such contract, transaction or loan.
               Further, Directors shall declare their material interests in any contracts with the Company at the earliest meeting of the Board of Directors at which it is practicable for them to do so either specifically or by way of a general notice stating that, by reason of facts specified in the notice, they are to be regarded as interested in any contracts of a specified description which may subsequently be made by the Company.

          99. A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

                               ALTERNATE DIRECTORS

          100. Any Director (other than an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

          101. An alternate Director shall be entitled to receive notice of all meetings of the Board and of all meetings of committees of the Board of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence.

          102. An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

          103. Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Board.

          104. An alternate Director shall be deemed for all purposes to be a Director. The alternate Director, as well as the Director appointing such alternate Director, shall be responsible for the alternate Director's own acts and defaults.

                         POWERS AND DUTIES OF DIRECTORS

          105. Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Board who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of the Board at which a quorum is present may exercise all powers exercisable by the Board.

          106. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Board shall determine by resolution.

          107. Subject to the provisions of Article 93, the Board on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

          108. The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

                                     MINUTES

          109. The Board shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Board, all proceedings at meetings of the Company or the holders of any class of Shares and of the Board, and of committees of the Board including the names of the Directors or alternate Directors present at each meeting.

                         DELEGATION OF DIRECTORS' POWERS

          110. The Board may delegate any of their powers to any committee consisting of one or more Directors. They may also delegate to any Director holding any executive office such of their powers as they consider desirable to be exercised by him. Any such delegation may be made subject to any conditions the Board may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of the Board shall be governed by the Articles regulating the proceedings of the Board, so far as they are capable of applying.

          111. The Board may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards.

          112. The Board may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Board may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Board at any time.

          113. The Board may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Board may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

                               EXECUTIVE OFFICERS

          114. The Board may from time to time appoint one or more Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer and such other officers as it considers necessary in the management of the business of the Company and as it may decide for such period and upon such terms as it thinks fit and upon such terms as to remuneration as it may decide in accordance with these Articles. Such officers need not also be a Director.

          115. Every Director appointed to an office under the above Article hereof shall, without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company, be liable to be dismissed or removed from such executive office by the Board. A Director appointed to an office under the above Article shall ipso facto and immediately cease to hold such executive office if he shall cease to hold the office of Director for any cause.

                            PROCEEDINGS OF DIRECTORS

          116. Except as otherwise provided by these Articles, the Board shall meet together for the dispatch of business, convening, adjourning and otherwise regulating their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum, the vote of an alternate Director not being counted if his appointor be present at such meeting.

          117. The Chairman of the Board or any two Directors may, and the Secretary on the requisition of such persons, shall, at any time summon a meeting of the Board by notice to each Director and alternate Director by telephone, facsimile, electronic email, telegraph or telex, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or by sending notice in writing to each Director and alternate Director by first class mail, charges prepaid, at least two (2) days before the date of the meeting, which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held and provided further if notice is given in person, by telephone, facsimile, electronic email, telegraph or telex the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be. The accidental omission to give notice of a meeting of the Board to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

          118. The quorum necessary for the transaction of the business of the Board shall be established if a majority of the Directors are present in person or by proxy. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting. For the purposes of this Article an alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

          119. The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

          120. The Board may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

          121. All acts done by any meeting of the Board or of a committee of the Board (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

          122. Members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can speak to and hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. A person taking part in this way will be treated as being present at the meeting and will be entitled to vote and be counted in the quorum. Unless otherwise determined by the Board the meeting shall be deemed to be held at the place where the Chairman is at the start of the meeting. A resolution in writing (in one or more counterparts), signed by all the Directors or all the members of a committee of the Board (an alternate Director being entitled to sign such resolution on behalf of his appointor) who at the time are entitled to receive notice of a Directors' meeting and who would be able to vote on the resolution at a Directors' meeting shall be as valid and effectual as if it had been passed at a meeting of the Board or committee (as the case may be) duly convened and held.

          123. A Director but not an alternate Director may be represented at any meetings of the Board by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

                         VACATION OF OFFICE OF DIRECTOR

          124. The office of a Director shall be vacated:

          124.1 if he gives notice in writing to the Company that he resigns the office of Director;

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

          124.2 if all of the Directors (other than the one to be removed) pass a resolution or sign a notice effecting the removal of such one Director from his office as such, provided that the Board shall, immediately prior to such notice being delivered, comprise at least four persons (including, for the avoidance of doubt, the one Director to be removed);

          124.3 if he is prohibited from being a Director under any applicable law, rules or regulations and the Exchange Rules;

          124.4 if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the Board without special leave of absence from the Board, and the Board passes a resolution that he has by reason of such absence vacated office;

          124.5 if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

          124.6 if he is found a lunatic or becomes of unsound mind.

                      APPOINTMENT AND REMOVAL OF DIRECTORS

App 3     125. The Company may by Ordinary Resolution appoint any person to be a
r.4(3)         Director and may by Special Resolution remove any Director
App 13 -       (including a Managing Director or other executive Director) and
Part B         may by Ordinary Resolution appoint another person in his stead.
r.5(1)         Any Director appointed upon the removal of another Director in accordance with the preceding sentence shall hold office for the remainder of the full term of the removed Director and until such appointed Director's successor shall have been elected and qualified.

App 3     126. The Directors shall have power at any time and from time to time
r.4(2) to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors but so that the total amount of Directors (exclusive of alternate Directors) shall not at any time exceed the number fixed in accordance with these Articles. Any Director appointed in accordance with the preceding sentence shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election at that meeting. Any Director appointed by the Company at such annual general meeting to fill the vacancy that was created or occurred shall hold office for the remainder of the full term of the Director for which the vacancy was created or occurred and until such appointed Director's successor shall have been elected and qualified.

App 3     127. Nothing in these Articles should be taken as depriving a Director
r.4(3) removed under any provisions of these Articles of compensation or damages payable to him in respect of the termination of his appointment as Director or of any other appointment or office as a result of the termination of his appointment as Director or derived from any power to remove a Director which may exist apart from the provisions of these Articles.

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

                              PRESUMPTION OF ASSENT

          128. A Director of the Company who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

                       APPOINTMENT OR REMOVAL OF SECRETARY

          129. Subject to the Statute and any applicable law, rule or regulation and the Exchange Rules, the Directors may appoint the Secretary of the Company for such term and on such conditions as they see fit.

                                      SEAL

          130. The Company may, if the Board so determines, have a Seal which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Board for the purpose.

          131. The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Board so determines, with the addition on its face of the name of every place where it is to be used.

          132. A Director, Secretary or other officer or representative or attorney may without further authority of the Board affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

                      DIVIDENDS, DISTRIBUTIONS AND RESERVE

          133. Subject to the Statute, the Board may from time to time declare dividends (including interim dividends) and distributions on Shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefor.

          134. The Board may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

          135. No dividend or distribution shall be payable except out of the profits of the Company, realised or unrealised, or out of the share premium account or as otherwise permitted by the Statute.

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

          136. Subject to the rights of persons, if any, entitled to Shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of Shares they shall be declared and paid according to the amounts paid or credited as paid on the Shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a Share in advance of calls shall be treated for the purpose of this Article as paid on the Share.

          137. The Board may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

          138. The Board may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up Shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Board may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Board.

App 3     139. Any dividend, distribution, interest or other monies payable in
r.13(1) cash in respect of Shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. The Company may cease sending such cheques for dividend entitlements or dividend warrants to post if such cheques or warrants have been left uncashed on two
               (2) consecutive occasions. However, the Company may exercise its power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

          140. No dividend or distribution shall bear interest against the Company.

App 3     141. All dividends or bonuses unclaimed for one year after having been
r.3(2) declared may be invested or otherwise made use of by the Board for the exclusive benefit of the Company until claimed, and the Company shall not be constituted a trustee in respect thereof or be required to account for any money earned thereon. All dividends or bonuses unclaimed for six (6) years after having been declared may be forfeited by the Board and shall revert to the Company and after such forfeiture no Member or other person shall have any right to or claim in respect of such dividends or bonuses.

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

                                 CAPITALISATION

          142. Upon the recommendation of the Board, the Company may by Ordinary Resolution authorise the Board to capitalise any sum standing to the credit of any of the Company's reserve accounts (including Share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Board shall do all acts and things required to give effect to such capitalisation, with full power to the Board to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Board may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

                                BOOKS OF ACCOUNT

App 13 -  143. The Board shall cause proper books of account to be kept with
Part B         respect to all sums of money received and expended by the Company
r.4(1)         and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

          144. The Board shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Board or by the Company in a general meeting.

App 13 -  145. The Board shall cause to be prepared and to be laid before the
Part B         Members of the Company at every annual general meeting a profit
r.4(2)         and loss account for the period since the preceding account, together with a balance sheet as at the date to which the profit and loss account is made up and a management's report with respect to the profit or loss of the Company for the period covered by the profit and loss account and the state of the Company's affairs as at the end of such period, an Auditors' report on such accounts prepared pursuant to these Articles and such other reports and accounts as may be required by applicable law, rules or regulations or the Exchange Rules.

App 3     146. Copies of such documents to be laid before the Members of the
r.5 and        Company at an annual general meeting shall not less than
App 13 -       twenty-one (21) days before the date of the meeting (and at the
Part B         same time at which the notice of annual general meeting is sent)
r.3(3)         be sent in the

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               manner in which notices may be served by the Company as provided herein to every Member of the Company and every holder of debentures of the Company, provided that the Company shall not be required to send printed copies of such documents to any person of whose address the Company is not aware or to more than one of the joint holders of any Shares or debentures.

          147. To the extent permitted by and subject to due compliance with these Articles, the Statute and any other applicable law, rules or regulations or the Exchange Rules, and to obtaining all necessary consents, if any, required thereunder, the requirements of these Articles shall be deemed satisfied in relation to any Member or any holder of debentures of the Company by sending to the registered address of such person instead of such copies, not less than twenty-one (21) days before the date of the annual general meeting, in any manner not prohibited by these Articles and the Statute and any other applicable law, rules or regulations or the Exchange Rules, a summary financial statement derived from the Company's annual accounts, together with the management's report and the Auditor's report on such accounts, which shall be in the form and containing the information required by these Articles, the Statute and any other applicable law, rules or regulations or the Exchange Rules, provided that any person who is otherwise entitled to the annual accounts of the Company, together with the management's report and the Auditor's report thereon may, if he so requires, by notice in writing served on the Company, demand that the Company send to him, in addition to the summary financial statement, a complete printed copy of the Company's annual accounts, together with the management's report and the Auditor's report thereon.

                                      AUDIT

App 13 -  148. The Auditors shall audit the profit and loss account and balance
Part B         sheet of the Company in each year and shall prepare a report
r.4(2)         thereon to be annexed thereto. Such report shall be laid before the Company at its annual general meeting in each year and shall be open to inspection by any Member. The Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Board or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

          149. The appointment of and provisions relating to Auditors shall be in accordance with applicable law, rules or regulations and the Exchange Rules.

          150. In the event that no such code, rules and regulations referred to in the above Article apply, the appointment of and provisions relating to Auditors shall be in accordance with the following resolutions:

          150.1 The Board may appoint an Auditor who shall hold office until removed from office by a resolution of the Board, and may fix his or their remuneration.

          150.2 Every Auditor shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Board and officers of

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

               the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

          150.3 Auditors shall, if so required by the Board, make a report on the accounts of the Company during their tenure of office at the next extraordinary general meeting following their appointment and at any other time during their term of office, upon request of the Board or any general meeting of Members.

                                     NOTICES

App 3     151. Notices shall be in writing and shall be given by the Company in
r.7(1) accordance with applicable law, rules or regulations and the Exchange Rules.

          152. In the event that no such code, rules and regulations referred to in the above Article applies, notice shall be given in accordance with the following provisions:

          152.1 notices to any Member shall be given either personally or by sending it by post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member);

          152.2 where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient;

          152.3 a notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

App 3     153. A Member shall be entitled to have notice served on him at any
r.7(2)         address in Hong Kong which he notifies to the Company. Nothing in
and            these Articles shall be construed as prohibiting the Company from
(3)            sending notices or other documents of the Company to any Member whose registered address is outside Hong Kong.

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                                   WINDING UP

          154. If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

          155. If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This
               Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

                                    INDEMNITY

          156. The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith, in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Company, in a manner that was not willfully or grossly negligent, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith, in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, in a manner that was willfully or grossly negligent, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

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

          156.1 The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith, in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and in a manner that was not willfully or grossly negligent, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          156.2 To the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Articles 156 and 156.1 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          156.3 Any indemnification under Articles 156 and 156.1 above (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances, including whether or not the person has met the applicable standard of conduct set forth in Articles 156 and 156.1 above. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
                (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or
                (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or
                (iv) by the Members of the Company.

          156.4 Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company pursuant to this
                Article 156. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate.

          156.5 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 156 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law,

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

               agreement, vote of Members or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          156.6 For purposes of this Article 156, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith, in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan and in a manner that was not willfully or grossly negligent shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Article 156.

          156.7 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 156 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          157. The Board may, notwithstanding any interest of the Directors in such action, authorize the Company to purchase and maintain insurance on behalf of any person described in the above Article, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the above Article.

                                 FINANCIAL YEAR

          158. The financial year of the Company shall be as prescribed by the Board from time to time.

                         TRANSFER BY WAY OF CONTINUATION

          159. If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

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